Exhibit 99.1

Our Company

We are a leading producer and exporter of metallurgical coal for the global steel industry. We produce, process, and export metallurgical coal from underground and surface mines located in the United States, Canada and the United Kingdom. We also produce thermal coal, anthracite, metallurgical coke and coal bed methane gas.

We operate 13 mines in three countries and have access to both the Atlantic and Pacific Seaborne markets, providing us with important geographical and operational flexibility, as well as a diverse mine base. The diversity of our operations enables us to source coal from multiple locations to blend and meet virtually any quality specifications that our customers request. With access to both the Atlantic and the Pacific, we are favorably positioned to take advantage of the growing seaborne coal market and supply metallurgical coal in Latin America, Asia and Europe. We have a diversified global customer base and long-term contracts with customers in North America, South America, Europe and Asia.

In 2011, we produced 12.1 million tons of coal, 8.7 million tons of which were high quality metallurgical coal. We estimate metallurgical coal production in 2012 of 11.5—13.0 million tons and total coal reserves of approximately 375 million tons. Our reserves are some of the highest quality metallurgical coal reserves in the world with hard coking coal contract prices at the benchmark for premium coking coals. Our premium priced coal and emphasis on low cost production resulted in a 39% gross margin for the twelve months ended December 31, 2011 and 28% for the nine months ended September 30, 2012.

We operate through two principal business segments: the U.S. Operations segment and the Canadian and U.K. Operations segment. The U.S. Operations segment includes the operations of our underground mines, surface mines, coke plant and natural gas operations located in Alabama, and our underground and surface mining operations located in West Virginia. Our Alabama mining operations mine metallurgical coal from both underground and surface mines. Our Alabama underground mining operation represents the country’s southernmost Appalachian coal producer where we mine high quality metallurgical coal from Alabama’s Blue Creek coal seam. Our Alabama underground mines are 1,500 to 2,200 feet underground, making them some of the deepest vertical shaft coal mines in North America.

Metallurgical coal mined from the Blue Creek seam contains very low sulfur and has strong coking properties and high heat value making it ideally suited to the needs of steel makers as a coking coal. The Alabama operations also mine thermal coal for sale to industrial and electric utility customers at our surface mines and underground North River mine. Our Alabama mining operations have convenient access to the port of Mobile, Alabama through barge and by railroad allowing us to minimize our transportation costs. In 2011, the Alabama mining operations produced 5.5 million metric tons of metallurgical coal and 2.5 million metric tons of thermal coal. The U.S. Operations segment also extracts methane gas, principally from the Blue Creek coal seam. Our natural gas business represents one of the most extensive and comprehensive commercial programs for coal seam degasification in the country, producing approximately 52 million cubic feet of gas daily from over 1,760 wells.

The Canadian and U.K. Operations segment includes the operations of surface mines in Northeast British Columbia (Canada) and underground and surface mines in South Wales (U.K.) The Canadian operations currently operate three surface mines that produce primarily metallurgical and low-volatile PCI coals. The Canadian mines are located adjacent to or nearby existing infrastructure established for the

Northeast coalfields, including established rail and road networks that are available all year round. Coal produced from the mines is shipped by rail to a coal terminal facility at the Port of Prince Rupert, British Columbia. The U.K. mining operations mine PCI, anthracite and thermal coal from underground and surface mines.

Business Strategy

Our objective is to increase shareholder value through sustained earnings growth and free cash flow generation. Our key strategies to achieve this objective are described below:

Increasing Metallurgical Coal Production.  We expect full year 2012 metallurgical coal production of 11.5 million—13.0 million tons, of which an estimated 75% to 80% will be hard coking coal and the remainder will be low-volatile PCI coal. Our production growth is expected to be balanced between existing production assets and growth assets such as Willow Creek, Aberpergwm, Blue Creek and Belcourt-Saxon.

Capitalizing on Favorable Long-Term Industry Dynamics.  Despite the volatility in coal prices over the past several years, we believe the long-term fundamentals of the global metallurgical coal industry are favorable. Given our premium product and diverse operations, we believe we are well positioned to capitalize on the expected growth in international coal consumption, delivering high quality metallurgical coal to the European, Asian and Latin American markets.

Maintaining Our Commitment to Reducing Costs.  We seek to continue our operational excellence with a strong focus on reducing costs. We plan on leveraging our well-developed infrastructure to increase production, and to drive down our cost per ton through economies of scale. We anticipate reducing costs further through increased utilization of the Falling Creek Connector Road in Canada, longer panels on the Blue Creek No. 4 mine in Alabama, and a more centralized supply chain among other cost reducing initiatives. In addition, we continue to focus on productivity through our culture of workforce involvement by leveraging our strong base of experienced, well-trained employees. We anticipate these improvements, combined with competitive transportation costs and premium product, will expand our margins further.

Continuing to Provide a Mix of Coal Types and Quantities to Satisfy Our Customers’ Needs Across a Variety of Geographic Markets.  By producing a variety of metallurgical coal types in three different countries with direct access to Atlantic and Pacific markets, we are able to source and blend our coal from multiple mines to meet the specific needs of our customers. Our broad geographic scope and mix of coal qualities provide us with the opportunities to work with leading steel producers across the globe and provide premium met coal to regions with high and/or growing demand for coal.

Upholding Our Commitment to Excellence in Safety and Environmental Stewardship.  We intend to maintain our recognized leadership in operating some of the safest mines in the world and in achieving environmental excellence. Our ability to minimize workplace incidents and environmental violations improves our operating efficiency, which directly improves our cost structure and performance.

Competitive Strengths

Leading “Pure-Play” Metallurgical Coal Producer.  We are a leading, global, publicly traded producer and exporter of metallurgical coal for the global steel industry. We had total coal reserves of 375 million metric tons as of December 31, 2011, 75% of which is high quality, premium metallurgical coal. We expect to produce 11.5 million—13.0 million tons of metallurgical coal in 2012.

Premium, High Quality Product.  Blue Creek coal from our Alabama mining operations is recognized to be among the highest quality coals in the world. Its characteristics are very low sulfur, low ash and low volatility. These strong coking properties and high heat value make it ideally suited for steel makers as a coking coal. Contract prices for hard coking coal are consistently equal to the benchmark for premium coking coals. Hard coking coal produced from our Canadian mining operations has been well received by steel makers, with five of the world’s top 10 largest steel mills as customers. The low-volatile PCI coal from our Canadian operations has been widely accepted by customers.

Attractive Industry Dynamics.  We expect that international demand for our metallurgical coal will increase in the future, driven by favorable projected global growth trends and the high quality of our coal compared to many other coal producing regions around the world. Met coal demand is underpinned by projected growth in world steel production of 3.2% in 2013, according to the World Steel Association. Steel producers are also rebuilding inventories and new supply of metallurgical coal is constrained by rail and port capacity in emerging basins.

Sales and Geographic Diversification.  We operate 13 mines in three countries and have access to both the Atlantic and Pacific Seaborne markets. This geographical advantage provides important diversity in terms of production, markets, transportation and labor. We have operational flexibility due to this diversification, which makes us less reliant on any single mine for a significant portion of our earnings or cash flows. We believe the diversity of our operations and reserves also provides us with a significant advantage over competitors with operations in a single coal producing region as it allows us to diversify our customer base, with no one customer responsible for a significant portion of our revenues. This geographic diversification also allows us to source the high quality coals we produce from multiple sources and to blend to meet the exact specifications of our customers. In addition, with access to both the Atlantic and the Pacific, we believe that we are well positioned to take advantage of the growing seaborne coal market and to supply metallurgical coal to Latin America, Asia and Europe.

Significant Organic Growth Opportunities.  We provide an organic growth profile in the metallurgical coal market. We believe that our organic growth profile will be well balanced between existing production assets and growth assets such as Willow Creek, Aberpergwm, Blue Creek and Belcourt-Saxon. As the need for high quality metallurgical coal in the global marketplace grows, we expect that we will be able to provide customers with increasing quantities of premium metallurgical coal.

Strong Financial Profile.  Our premium priced coal and emphasis on low cost production lead to robust margins and free cash flow generation. The result is a 39% gross margin for the twelve months ended December 31, 2011 and 28% for the nine months ended September 30, 2012. As of September 30, 2012, on an as adjusted basis after giving effect to this offering and the expected use of the proceeds thereof, we had $527 million of cash on hand and undrawn capacity under our revolving credit facility and no significant debt maturing until 2015. With a significant portion of total debt prepayable, we expect to further enhance our credit profile through deleveraging from the strong cash flows of our existing assets and high return on invested capital expected from development projects.

Unconstrained Port Capacity and Low Cost Transportation Infrastructure.  We believe we have sufficient port capacity to ship all of our current production and forecasted production growth. We have an agreement with the Port of Mobile in Alabama through July 31, 2016 with current capacity of 8.5 million tons a year as of the completion of a new export loader. In December 2012 the capacity will increase to 10 million tons per year. In Canada, Ridley Terminals, located in the port utilized by our operations, can handle 12 million metric tons per year of coal with the potential to expand to 24 million metric tons per year. We are able to minimize transportation costs due to the close proximity of our mines to our ports, as well as leverage our transportation infrastructure. Our principal mines in our Alabama operations, located a very short distance from the Port of Mobile, are serviced by CSX rail. We also have access to our barge load out facility on the Black Warrior River. Because customers for our Alabama metallurgical coal are primarily in Europe and South America, we are able to ship our coal quickly and at a relatively favorable cost. Our Canadian operations are located on CN Rail’s high capacity and uncongested rail lines, minimizing transportation costs to Ridley Terminal.

Highly Regarded and Experienced Management Team.  Our top nine officers have an average of more than 30 years of experience. Our management team has demonstrated a history of increasing productivity, increasing production and maintaining strong customer relationships. Management is committed to the safety and well-being of its employees and communities, respect for the environment in which it does business, the continued growth of the Company’s assets, maintaining a conservative capital structure and creating long-term shareholder value.